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                                                                    EXHIBIT 99.1



                              THE MEDICINE SHOPPE

                      Medicine Shoppe International, Inc.





FOR IMMEDIATE RELEASE                               CONTACT: DAVID A. ABRAHAMSON
NASDAQ: MSII                                                 PRESIDENT




                 QUARTERLY DIVIDEND OF $0.14 PER SHARE DECLARED

November 3, 1995. Medicine Shoppe International, Inc. today announced that its Board of Directors declared a quarterly dividend of $0.14 per share at a meeting on November 2, 1995. The dividend will be paid on November 15, 1995, to shareholders of record on November 6, 1995.

Medicine Shoppe International, Inc. is the leading franchiser of apothecary pharmacies. The units derive over 90% of their retail sales from prescription fulfillment services.